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                 Rider "A" to the Discount Factoring Agreement
                              dated Nov 14, 1997
                 between Congress Talcott Corporation ("CTC")
                        and LEVCOR INTERNATIONAL, INC.



This will confirm our understanding that in the event we withdraw a credit approval before delivery on goods for which you have specifically and irrevocably purchased raw materials, we will be responsible for the cost of such goods in an amount not to exceed your cost of raw material and direct labor.


You agree to mitigate our liability by using your best efforts to resell the goods at the maximum price possible to a new customer approved by us.
Upon such resale we will credit your account for the difference between the final selling price of the goods and your direct cost, if any. In the event the goods have not been resold within one hundred twenty (120) days after the original scheduled delivery date we will credit you for your direct cost at that time. We will have the right at any time to demand delivery of the goods to a consignee of our choice and retain our own agent to sell the goods on our behalf.



                                  CONGRESS TALCOTT CORPORATION


                                       /s/ CHRISTOPHER GOLL
                                  By: -----------------------------
                                     Christopher Goll, Vice President



READ AND AGREED:

LEVCOR INTERNATIONAL, INC.


By: /s/ ROBERT A. LEVINSON
    ----------------------------
   Robert A. Levinson, President